[

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported) April 17, 2002
                                                            --------------

                          ONE LIBERTY PROPERTIES, INC.
                          ----------------------------
               (Exact name of registrant as specified in charter)




          Maryland                   0-11083                   13-3147497
          ---------------------------------------------------------------
         (State or other      (Commission file No.)         (IRS Employer
          jurisdiction of                                      I.D. No.)
          incorporation)


         60 Cutter Mill Road, Suite 303, Great Neck, New York     11021
         --------------------------------------------------------------
         (Address of principal executive offices)            (Zip code)


        Registrant's telephone number, including area code     516-466-3100
                                                               ------------







Item 5. Other Events.

     On April 17, 2002, OLP Theatres LLC, a wholly owned subsidiary of the Registrant ("OLP Theatres"), sold a 25% membership interest in OLP Holdings LLC ("Holdings") to MTC Investors LLC ("MTC") for $3,275,000. OLP Theatres retained a 25% membership interest in Holdings. MTC is an affiliate of Mall Properties Inc. whose principal is Mr. Morton L. Olshan. MTC is not affiliated with Registrant. The remaining 50% membership interest in Holdings is owned by Greenwood Properties, Corp., an affiliate of Deutsche Bank A.G. ("Greenwood").

     Holdings was formed by OLP Theatres and Greenwood to acquire and own movie theater properties throughout the United States. At the present time, Holdings (through a wholly owned subsidiary) is the owner of an approximately 80,000 square foot stadium movie theatre leased to American Multi-Cinema, Inc., a wholly-owned subsidiary of AMC Entertainment, Inc. with 20 screens and approximately 4,600 seats located in Norwalk, California. Subsidiaries of Holdings are under contract to purchase three additional theaters. At the present time, Holdings has no debt although it is negotiating with a lender for permanent mortgage financing. Acquisition of the three additional movie theaters is intended to be funded out of working capital of the principals of OLP Theatres, Greenwood and MTC.

         A summary of the material terms of the Operating Agreement, as amended, for Holdings is set forth below:

DATE:                      Operating Agreement dated as of October 31, 2001;
                           First Amendment to Operating
                           Agreement dated as of April 16, 2002

MEMBERS:                   Greenwood Properties, Corp.        50%
                           OLP Theatres LLC                   25%
                           MTC Investors LLC                  25%.

PURPOSE: Joint venture to acquire movie theatres. Until such time as Holdings shall not have acquired a movie theatre in the most recent eighteen months, Members and their affiliates are restricted from acquiring existing movie theatres or developing new movie theatres ("Theatre Restrictions") subjec to certain specified exceptions relating to properties currently owned by a Member or its affiliate or in connection with real estate developments in which the size of the theatre component is less than 20% of the total size of the overall development. The Theatre Restrictions require a Member to offer any new movie theatre acquisition or development opportunity to Holdings. If the Holdings shall reject the opportunity, then the approving Members may purchase or develop the movie theatre (as applicable) so long as the new movie theatre is not within ten miles of a movie theatre then owned by Holdings or any subsidiary.

CONTROL: OLP Theatres is the manager of Holdings. Substantive decisions generally (including, without limitation, selling or financing a property) require approval of Members holding at least 75% of the membership interests. Acquisitions of additional movie theatres require unanimous consent.

MANAGEMENT:                All  properties are to be initially  managed by
                           Majestic  Property  Management  Corp., a
                           company   controlled  by  the  Chairman  and
                           several officers and directors of the Registrant ("Majestic").

CERTAIN FEES:              As long as properties are single-tenanted, management
                           fees of 1% of rents received (or 3% if multi-tenanted) shall be paid to Majestic. Leasing and mortgage brokerage fees will be payable to Majestic at 80% of then market cost (it being agreed that the mortgage brokerage fees shall be 0.80% of the princi-pal balance of each such mortgage obtained). Sales commissions of 1% of gross sales price will be payable to Majestic. Construction supervisory fee will be payable to Majestic of 8% of cost of capital improvements or repairs to properties. Acquisition fee will be payable of 0.50% of purchase price to OLP Theatres on all properties other than the first property acquired.

BUY-SELL:                  Members have certain rights of first refusal and
                           rights of approval on the sale of a Member's interest in Holdings. Each Member has certain rights to offer to buy the interests of the other Members.
                           However, thereafter, the non-offering Members have certain reciprocal rights either to buy the offering
                           Member's interest at the offered price and subject to the same terms or in the alternative to cause
                           Holdings to sell all properties of Holdings.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

         (a)  Financial Statements - none.
         (b)  Pro Forma Financial Information - none.
         (c) Exhibits - Operating Agreement dated as of October 31, 2001 and First Amendment to Operating Agreement dated as of April 16, 2002.


ONE LIBERTY PROPERTIES, INC.


By:
  ---------------------------
  Mark H. Lundy
  Vice President and Secretary





                               OPERATING AGREEMENT

                   --------------------------------------



                                OLP HOLDING, LLC



                   --------------------------------------







                             as of November 14, 2001

         This OPERATING AGREEMENT of OLP HOLDING, LLC (the "Company") is made as of the 31st day of October, 2001, by and among OLP THEATRES LLC, a Delaware limited liability company having an office at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021, Attention: Jeffrey Fishman ("OLP" or "Manager"), and GREENWOOD PROPERTIES, CORP., a Delaware corporation, having an address at 1251 Avenue of the Americas, 9th Floor, New York, New York 10020, Attention: Benjamin Young ("Greenwood", OLP and Greenwood being sometimes individually referred to herein as a "Member" and collectively as the "Members").

                              W I T N E S S E T H :
                              ---------------------

         WHEREAS, the Company is the sole member of OLP NORWALK, LLC, a Delaware limited liability company (the "Subsidiary"), which shall acquire, own and operate the Property, pursuant to the Act; and

         WHEREAS, the Members wish to state the terms and conditions of the operating agreement (this "Agreement") of the Company.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the parties hereto do hereby agree as follows:


                                    ARTICLE I
                                    ---------

                              CERTAIN DEFINED TERMS
                              ---------------------

         As used herein, the following terms shall have the following meanings.

         1.1      "Act" shall mean the Delaware Limited Liability Company Act.

         1.1A "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all partners, directors, officers and members of such Person), controlled by or under direct or indirect common control with any such Person. A Person shall be deemed to control a corporation, a partnership, a trust, or a limited liability company if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

         1.2 "Agreement" shall mean this Operating Agreement, as originally executed and as amended from time to time, as the context requires. Words such as "herein", "hereinafter", "hereof", "hereto", "hereby", "hereunder", when used with reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise requires.

         1.3      (A) "Bankruptcy" shall mean, with reference to any Member:

                           (1)      the entry of an order for relief (or similar
court order) against such Member which authorizes a case brought under Chapter 7, 11, or 13 of Title 11 of the United States Bankruptcy Code to proceed;

                           (2)      the  commencement  of a  Federal, state or
foreign bankruptcy, insolvency, reorganization, arrangement or liquidation proceeding by such Member;

                           (3)      the  commencement of a  Federal, state  or
foreign bankruptcy, insolvency, reorganization, arrangement or liquidation proceeding against such Member if such proceeding is not dismissed within sixty
(60) days after the commencement thereof;

                           (4)      the entry of a court decree or court order
which remains unstayed and in effect for a period of sixty (60) consecutive days:

                                    (i) adjudging such Member insolvent under
any Federal, state or foreign law relating to bankruptcy, insolvency, reorganization, arrangement, liquidation, receivership or the like;

                                    (ii) approving as properly filed a petition
seeking reorganization, arrangement, adjustment or composition of, or in respect of, such Member or his property under any Federal, state or foreign law relating to insolvency, reorganization, arrangement, liquidation, receivership or the like;

                                    (iii) appointing a receiver, liquidator,
assignee, trustee, conservator, or sequesterer (or other similar official) of such Member, or of all, or of a substantial part, of such Member's property; or

                                    (iv)  ordering the winding up,  dissolution
or liquidation of the affairs of such Member;

                           (5)      the  written consent by such Member to the
institution against him of any proceeding of the type described in Subsection
(1), (2), (3) or (4) above;

                           (6)      the written consent by such  Member to the
appointment of a receiver, liquidator, assignee, trustee, conservator or sequester (or other similar official) of such Member, or of all, or of a substantial part, of his or its properties;

                           (7)      the making by such Member of an assignment
for the benefit of creditors;

                           (8)      the  admission in writing by such Member of
his or its  inability to pay his or its debts generally as they come due; or

                           (9)      the taking of any corporate or other action
by such Member in furtherance of any of the foregoing.

                  (B) "Bankruptcy Code" shall mean Chapter 11 of the United States Bankruptcy Code, 11 U.S.C.ss.101 et seq., as the same may be amended.

         1.4 "Capital Contribution" of a Member shall mean the amount initially contributed by such Member to the Company pursuant to Paragraphs 3.1 and 3.2 hereof.

         1.5 "Cash Flow" in any fiscal year shall mean the net income in such period from operations of the Company (or the Subsidiary, as the context may require) determined on an accrual basis in accordance with GAAP consistently applied (and including Sale Proceeds or Refinancing Proceeds) plus (to the extent deducted for Federal income tax purposes):

                  (a)      depreciation,

                  (b)      amortization of capitalized costs,

                  (c) other non-cash charges deducted in determining such net income, and

                  (d) the net reduction in the amount of any reserves or escrows described in "(f)" and "(g)" below, minus the following (to the extent included) for Federal income tax purposes):

                  (e) principal payments on all secured and unsecured borrowings of the Company, loans and other indebtedness of the Company;

                  (f) the amount of cash set aside for working capital, property replacement reserves or expenditures and any other reserves reasonably deemed necessary by the Manager; and

                  (g) any other cash expenditures or payments into escrow accounts, or otherwise (except distributions or pay-ments to Members) which have not been deducted in de-termining the net income of the Company for such fis-cal period and which were not funded by borrowings.

         1.6 "Code" shall mean the United States Internal Revenue Code of 1986, as the same may be amended, the regulations promulgated thereunder ("Treasury Regulations"), and any corresponding provisions of subsequent law.

         1.7 "Interest" shall have the meaning ascribed to it in Section 7.1 hereinbelow.

         1.8 "Manager" shall mean OLP, or any Person or Persons who, at the time of reference thereto, has been admitted as a successor to the interest of the foregoing as the Manager of the Company or as an additional Manager. Managers shall refer to all Managers then acting as such at the time of reference thereto.

         1.9 "Member" shall mean any Person (including the Manager) who is a member (including a Substituted Member) of the Company at the time of reference thereto. Members shall refer to all Members at the time of reference thereto. The initial Members of the Company are OLP and Greenwood.

         1.10 "Company" shall mean the company formed in connection with this Agreement by the parties hereto, as said company may from time to time be constituted.

         1.11 "Notice" shall have the meaning ascribed to it in Section 13.2 hereof.

         1.12 "Percentage Interest" shall mean the percentages in the Company for each Member set forth on Exhibit B attached hereto.

         1.13 "Person" shall mean any individual and any partnership, company, corporation, joint venture, trust, business trust, cooperative, association, limited liability company and other entity and the heirs, executors, administrators, successors and assigns thereof.

         1.14 "Property" shall mean the real property consisting of the fee interest in the land located at the intersection of Norwalk Boulevard and Civic Center Drive, Norwalk, California as more particularly described on Exhibit A attached hereto and the buildings and improvements erected or which may be erected thereon and the personal property attached or appurtenant thereto or used in connection therewith together with all incidents of ownership attendant or appurtenant thereto, including without limitation the lease dated February 8, 1995 between HR-Norwalk, L.P., a California limited partnership, and American Multi-Cinema, Inc., a Missouri corporation (the "Lease"), and the proceeds of any of the foregoing, all as commonly referred to as the AMC Norwalk 20 Theatre.

         1.15 "Refinancing" shall mean the replacement, increase, consolidation, modification or extension of any mortgage loans on the Property or any portion thereof or, if no mortgage loans exist, then the placement of a mortgage loan on the Property or any portion thereof.

         1.16 "Refinancing Proceeds" shall mean the proceeds derived from a Refinancing, less the expenses incurred in connection with the receipt or collection thereof and the amount thereof applied in reduction of any Company liabilities.

         1.17     "Required Approval" shall mean the approval of all Members.

         1.18 "Sale" shall mean a sale, material condemnation, voluntary or involuntary conversion, insured material casualty or other disposition of the Property or any material portion thereof.

         1.19 "Sale Proceeds" shall mean the net proceeds derived from any Sale less (i) the expenses incurred in connection with the receipt or collection thereof, (ii) in the case of a condemnation, voluntary or involuntary conversion or insured casualty, such portion thereof as is required to repair, restore or replace the Property or any portion thereof and (iii) all amounts thereof applied in reduction of Company liabilities.

         1.20 "Substituted Member" shall mean any Person admitted to the Company as a Member pursuant to the provisions of Section 7.7 hereof.

         1.21     "Transfer" shall have the meaning ascribed to it in Section
7.1 hereof.

                                   ARTICLE II
                                   ----------

                                    FORMATION
                                    ---------

         2.1      Formation of Company.
                  --------------------

         Articles of Organization of the Company were previously filed in order to form a Delaware limited liability company under and pursuant to the Act.

         2.2      Name and Principal Place of Business.
                  ------------------------------------

         The Company shall conduct its business and promote its purposes under the firm name of OLP HOLDING, LLC or such other name or names as the Manager may from time to time select, subject to the consent of Greenwood. The Company's principal office for the transaction of business shall be at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021, or such other place or places as the Manager may select in the New York City metropolitan area.

         2.3      Purposes.
                  --------

         Except as otherwise expressly provided herein, the purposes of the Company shall be to acquire, own, operate, manage and otherwise deal with the Subsidiary (and any additional subsidiaries formed following the date hereof to hold additional properties (each an "Additional Subsidiary" and collectively the "Additional Subsidiaries" holding an "Additional Property" or "Additional Properties")) or any interest therein, to conduct such other business activities and operations as are consistent with and reasonably related to the foregoing purposes and, in connection therewith, to borrow money necessary or appropriate for the Company's business, to pledge or otherwise encumber all or any part of its interest in the Subsidiary and/or any Additional Subsidiaries and any other assets of the Company and to sell, exchange or otherwise dispose of all or any part of its interest in the Subsidiary and/or any Additional Subsidiaries and any other assets of the Company for cash, stock, securities, evidences of indebtedness and other assets, or any combination thereof, upon such terms and conditions as the Manager from time to time may determine in accordance with the terms of this Agreement, including without limitation Section 5.4.

         2.4      Term.
                  ----

                  The term of the Company began as of the date of the filing of the Articles of Organization with the Secretary of State of the State of Delaware hereof and shall continue and extend to and including December 31, 2075, or until such earlier date as the Company shall be dissolved and terminated pursuant to the laws of the State of Delaware or Article XI hereof.

         2.5      Minimum Number of Members.
                  -------------------------

         Unless otherwise permitted by applicable law, at no time shall there be fewer than two Members.

         2.6      Title to the Property.
                  ---------------------

         Title to any other property, real or personal, owned by or leased to the Company shall be held in the name of the Company. Title to the Property shall held in the name of the Subsidiary. Title to each Additional Property, if any, shall be held by an Additional Subsidiary formed for the sole purpose of owing and holding such Additional Property, except as the Members may otherwise agree.


                                   ARTICLE III
                                   -----------

                CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS; INTEREST
                -------------------------------------------------

         3.1      Manager's Capital Contributions.
                  -------------------------------

         The Manager has previously and/or simultaneously herewith will contribute to the Company the sum of approximately $6,300,000 which may be paid directly to the Company or to the Seller of the Property and which is intended to be a sum equal to 50% of the cost of the acquisition of the stock of the Subsidiary and related expenses, but net of the proceeds of any financing thereof, plus 50% of a sum determined by the Members to be reasonably appropriate as an original working capital reserve. The Manager's capital account shall be credited with the aforesaid amount.

         3.2      Greenwood's Capital Contribution.
                  --------------------------------

         Greenwood has previously and/or simultaneously herewith will contribute to the Company the sum of approximately $6,300,000 which may be paid directly to the Company or to the Seller of the Property and which is intended to be a sum equal to 50% of the cost of the acquisition of the Property and related expenses, but net of the proceeds of any financing thereof, plus 50% of a sum determined by the Members to be reasonably appropriate as an original working capital reserve. Greenwood's capital account shall be credited with the aforesaid amount. It is understood that any sums that either Greenwood or OLP shall have expended as the downpayment under the contract of sale or otherwise in connection with the acquisition or financing of the Property shall be credited against (and not in addition to) the sums needed to fulfill the initial Capital Contributions called for hereunder.

         3.3      Capital Accounts.
                  ----------------

         A separate capital account (each a "Capital Account") shall be maintained for each Member, which shall consist of such Member's Capital Contribution increased by his share of Company profits pursuant to Article IX hereof and by any Additional Advances, and decreased by distributions to him by the Company pursuant to Sections 8.1, 8.2 and 11.3 hereof, by his share of Company losses pursuant to Article IX hereof and by operation of Paragraph 3.6(a). Except as otherwise expressly provided herein, no Member shall be permitted to make any withdrawals from his Capital Account. Capital Accounts shall be maintained in accordance with Section 1.704-1(b)(2)(iv) of the Treasury Regulations.

         3.4      Interest and Right to Property.
                  ------------------------------

         Except as expressly set forth herein, no interest or preferred return shall be paid on the Capital Contribution of any Member, nor shall any Member have the right to demand and receive property, other than cash, in return for such Member's Capital Contribution.

         3.5      Additional Advances.
                  -------------------

         The Manager shall be permitted, if the Manager shall determine in its reasonable opinion that it is necessary or advisable that the Company have additional funds, to request by notice to all Members (on a pro rata basis in accordance with their Percentage Interests) that they contribute to the Company such additional funds. In addition, any Member may notify the Manager that it believes in good faith that the Company requires additional funds and that it is prepared to contribute its pro rata share of such funds, in which event the Manager, unless it reasonably determines that the Company does not require such funds, shall request by notice to all Members that they contribute such amounts as aforesaid. Such additional funds actually received by the Company shall be referred to herein as the "Additional Advances" and individually as an "Additional Advance". Notwithstanding anything to the contrary set forth herein, no Member shall be required to make an Additional Advance.

         3.6      Failure to Contribute Additional Advances.
                  -----------------------------------------

         a. If a Member fails to contribute its full share of any Additional Advance called for pursuant to Paragraph 3.5 within twenty (20) days of the date set forth for payment in the notice sent by the Manager pursuant to Paragraph
3.5 (such non-contributing Member being herein called a "Non-Contributing Member" and the amount of cash which the Non-Contributing Member failed to timely contribute being herein referred to as its "Deficit Amount"), Manager shall give a notice of such failure to each of the other Members who has timely contributed its own full share of such Additional Advance (the Members who have timely contributed their full share of such Additional Advance being collectively referred to as the "Contributing Members"). For a period of fifteen
(15) days following the giving of such notice by the Manager, each Contributing Member shall have the right (but not the obligation) to advance directly to the Company all or any portion of the Deficit Amount of the Non-Contributing Member as each such Contributing Member shall determine; provided, however, that if more than one of the Contributing Members advances all or any portion of the Deficit Amount of a Non-Contributing Member (each an "Advancing Member" and together the "Advancing Members") and the aggregate amount advanced by the Advancing Members exceeds such Deficit Amount, unless otherwise agreed in writing by all of the Advancing Members, the maximum portion of such Deficit Amount which each such Advancing Member shall have the right to advance shall be that portion of such Deficit Amount which bears the same ratio to such Deficit Amount as the respective Percentage Interest of each such Advancing Member bears to the aggregate Percentage Interests of all such Advancing Members, and the Manager shall return any such excess. The portion (or all) of the Deficit Amount advanced by an Advancing Member shall be deemed to be an Additional Advance and added to the Advancing Member's Capital Account. In addition, the portion (or all) of the Deficit Amount advanced by an Advancing Member shall also be deemed an additional Capital Contribution of such Advancing Member and immediately the new Percentage Interest of each Non-Contributing Member shall be such Member's then Percentage Interest multiplied by a fraction, (x) the numerator of which shall be an amount equal to seventy five percent (75%) of the aggregate of the total initial Capital Contribution made by the Non-Contributing Member pursuant to Sections 3.1 or 3.2, as applicable, and Additional Advances actually made by such Non-Contributing Member, and (y) the denominator of which shall be an amount equal to the sum of (1) such Non-Contributing Member's initial Capital Contribution made pursuant to Sections 3.1 or 3.2, as applicable; plus (2) such Non-Contributing Member's Additional Advances actually made; plus (3) the aggregate of such Non-Contributing Member's Deficit Amounts. The Percentage Interests of the Advancing Members shall be increased to the extent of the decrease in the Percentage Interest of the Non-Contributing Member in proportion to each Advancing Member's pro rata contribution of the Deficit Amount. In addition, the Capital Account of the Non-Contributing Member shall be reduced by an amount sufficient so that the new Percentage Interests equate to the respective aggregate Capital Accounts of the Members. By way of illustrative example only:

         Assuming that Manager and Greenwood are the only Members, a $100,000 Additional Advance is required by the Manager (and that Manager funds the entire $100,000.00 on account of Greenwood's refusal to fund its proportionate share), that the Percentage Interests of Manager and Greenwood are 50% and 50% respectively, that no party has previously made an Additional Advance and that the initial Capital Contributions of Manager and Greenwood are $6,300,000 and $6,300,000 respectively. In such event, in addition to Manager's rights to receive a priority distribution plus interest on the Additional Advance as hereinafter set forth, the Percentage Interests of Manager and Greenwood shall be revised to be 37.2% and 62.8% respectively.

         b. If a Member fails to timely contribute its full share of any Additional Advance called for pursuant to Paragraph 3.5, such failure shall not constitute a default under this Agreement and the sole and exclusive remedy of the Contributing Members on account of such failure shall be as set forth in Paragraph 3.6(a) above.

         3.7      Restoration of Negative Capital Accounts.
                  ----------------------------------------

         In the event of a liquidation of the Company, any Member with a negative balance in its Capital Account shall pay over to the Company such amount as may be necessary to increase such Capital Account to zero.

                                   ARTICLE IV
                                   ----------

                            SPECIAL POWER OF ATTORNEY
                            -------------------------

         4.1      Appointment of Manager.
                  ----------------------
         Each Member, upon his admission to the Company, hereby irrevocably makes, constitutes and appoints the Manager as his true and lawful attorney-in-fact, with power and authority in his name, place and stead, to make, execute, sign, acknowledge and file on behalf of the Company, subject, however, to the provisions of Section 5.4:

                  a. The Articles of Organization of the Company or amendments to such Articles as may be required or permitted pursuant to the provisions of this Agreement or by applicable law; and

                  b. All certificates, documents and papers which may be deemed necessary or desirable by the Manager to effect the termination of the Company after its dissolution as provided in this Agreement.

         4.2      Terms of Appointment.
                  --------------------

         The foregoing appointment:

                  a. Is irrevocable and shall be deemed to be a power coupled with an interest in recognition of the fact that each of the Members will be relying upon the power of the Manager to act as contemplated by this Agreement in such execution, acknowledgement and filing and such other actions by the Manager on behalf of each Member;

                  b. Shall survive the death, incapacity or Bankruptcy of any Member (other than Manager) granting the same and the transfer, by operation of law or otherwise, by any such granting Member of the whole or any part of his interest in and to the Company, its capital, profits or losses hereunder; and

                  c. May be exercised by the Manager on behalf of each Member by a facsimile signature of the Manager or by listing all of the Members executing any instrument with a single signature of the Manager as attorney-in-fact for all of them.

         4.3      Separate Form.
                  -------------

         Each Member, hereby agrees to execute, acknowledge and deliver to the Manager, promptly upon request therefor by the Manager, a power of attorney in recordable form satisfactory to the Manager evidencing the foregoing appointment.

                                    ARTICLE V
                                    ---------

                MANAGEMENT; RIGHTS OF MEMBERS; FEES AND EXPENSES
                ------------------------------------------------

         5.1      Management.
                  ----------

         Except as otherwise expressly provided for herein and subject to the restrictions contained in Section 5.4 hereof, (a) the business affairs of the Company shall be managed by the Manager; and (b) the Manager shall have the exclusive right and power to manage the business affairs of the Company and to manage, operate and control the Company and, through control of the Subsidiary (and Additional Subsidiaries, if any), the Property. Notwithstanding the foregoing, it is acknowledged that the Property and any Additional Properties will be managed and the day-to-day affairs of the Company and the Property and any Additional Properties shall be managed by Majestic Property Management Corp. (an affiliate of OLP, herein "Majestic", which is hereby approved as the initial property manager), or by such other property manager as the Members may from time to time select (the "Property Manager"), pursuant to one or more separate property management agreements with the Subsidiary or Additional Subsidiaries which shall be subject to the approval of the Members. By way of summary only, the management agreement with Majestic provides that the Property Manager is to serve as a consultant in the acquisition of the Property and any Additional Properties and to serve as the day-to-day manager. Pursuant to the initial property management agreement, Majestic is entitled to a management fee equal to 1% of rent paid by the tenant of the Property and any Additional Properties. The Manager shall have the right to do all things necessary or appropriate to carry on the Company's business and purposes, including, but not limited to, the right (acting on behalf of the Company as the sole member of the Subsidiary) to enter into agreements to manage, sell and/or lease the Property with Persons who may or may not be affiliated or related to any Member and is hereby authorized to take any action of any kind and to do everything it deems necessary in accordance with the provisions of this Agreement. The management agreement with Majestic shall provide that (i) Majestic shall be entitled to a fee equal to 0.50% of the acquisition price of any Additional Properties (specifically excluding the Property) that are acquired by an Additional Subsidiary following the date hereof and (ii) sales, leasing and financing commissions at a rate equal to 80% of the commissions reasonably determined by Manager as being charged by third parties in the location of the Property or the relevant Additional Property, as the case may be.

         5.2      No Fees.
                  -------

         Manager shall not be entitled to receive any fees or other compensation from the Company for its services rendered solely in its capacity as Manager. However, it is acknowledged that (as noted above) Majestic, which is affiliated with OLP shall be serving as the initial Property Manager and shall be entitled to fees therefor as more particularly set forth in a separate agreement. Such agreement shall not be assignable without the Members' consent.

         5.3      Reimbursement for Company Expenses.
                  ----------------------------------

         Manager shall be entitled to reimbursement by the Company for all out-of-pocket expenses reasonably paid or incurred by it, or in connection with the discharge of its obligations under this Agreement or otherwise reasonably paid or incurred by it on behalf of the Company, excluding, however, corporate overhead, office expenses and the like.

         5.4      Restrictions on Authority of the Manager.
                  ----------------------------------------

         Notwithstanding the grant of authority to the Manager under Section 5.1 hereof, without Required Approval, the Manager shall not:

                  (i) sell, assign, transfer, pledge or encumber in any manner all or substantially all of the assets of the Company, or cause or permit the Subsidiary or any Additional Subsidiary to do any of the foregoing with respect to its assets;

                  (ii) amend or modify in any material manner or terminate the current lease of the Property or any Additional Property, or cause or permit the Subsidiary or any Additional Subsidiary to do any of the foregoing;

                  (iii) enter into any new lease for all or any portion of the Property or any Additional Property upon the expiration or earlier termination of the existing lease, or cause or permit the Subsidiary or any Additional Subsidiary to do any of the foregoing;

                  (iv) incur any financing, debt, liability for borrowed money or other indebtedness on behalf of the Company, or cause or permit the Subsidiary or any Additional Subsidiary to do any of the foregoing with respect to itself or its assets;

                  (v) liquidate or dissolve the Company except in the event of a liquidation or dissolution pursuant to the terms hereof or due to the sale of all or substantially all of the assets of the Company, or cause or permit the Subsidiary or any Additional Subsidiary to do any of the foregoing with respect to itself or its assets;

                  (vi) enter into a management agreement(s) for the management of the Property or any Additional Property (other than the agreement with Majestic referenced in Section 5.1), amend or modify in any material manner or terminate (except for the default of the property manager) any management agreement, or permit the assignment of any management agreement, or cause or permit the Subsidiary or any Additional Subsidiary to do any of the foregoing with respect to itself or its assets;

                  (vii) enter into a brokerage agreement(s) with unaffiliated third parties relating to the sale, lease and/or financing of the Property or any Additional Property, or cause or permit the Subsidiary or any Additional Subsidiary to do any of the foregoing;

                  (viii) effect any consolidation, merger, or spin-off involving the Company, any Bankruptcy of the Company or any change of the Company's tax status, or cause or permit the Subsidiary or any Additional Property to do any of the foregoing with respect to itself or its assets;

                  (ix) fire the Company's independent public accountants (which are hereby agreed to be Ernst & Young LLP) or hire any replacement therefor or determine whether financial statements of the Company (and/or its Subsidiary) should be audited, reviewed or compiled, or cause or permit the Subsidiary to do any of the foregoing with respect to itself or its assets;

                  (x) permit, directly or indirectly, the Interests of any Member or the Property or any Additional Property to be mortgaged, pledged, charged, encumbered or otherwise subject to any lien, or cause or permit the Subsidiary or any Additional Subsidiary to do any of the foregoing;

                  (xi) engage the Company in any business foreign to its purpose, or cause or permit the Subsidiary or any Additional Subsidiary to do any of the foregoing;

                  (xii) grant any guarantee or indemnity for matters outside the scope of the purpose of the Company, or cause or permit the Subsidiary or any Additional Subsidiary to do any of the foregoing;

                  (xiii) except as specifically set forth in this Agreement, designate the use of the result derived from the Company's financial statements including, without limitation, the distributions of profits, or cause or permit the Subsidiary or any Additional Subsidiary to do any of the foregoing;

                  (xiv) enter into any transaction or other business arrangement with any of its Affiliates other than (i) the approved management agreement with Majestic and (ii) a brokerage agreement for the sale, lease and/or financing of the Property or any Additional Property, provided that the fee payable under any such brokerage agreement shall not exceed eighty percent (80%) of the then usual and customary fee charged for such brokerage services by an unaffiliated Person, or cause or permit the Subsidiary or any Additional Subsidiary to do any of the foregoing with respect to itself or its assets;

                  (xv) purchase or lease, including capital leases, any assets (including an Additional Property), either movable or immovable, in excess of, in one single transaction or in a series of related transactions, an annual aggregate amount equivalent to $25,000, or cause or permit the Subsidiary or any Additional Subsidiary to do any of the foregoing with respect to itself or its assets;

                  (xvi) purchase any debentures, stock, securities, credit instruments in general, or any interest therein in any company (including forming an Additional Subsidiary), except in the ordinary course of business related to the cash management of the Company; or cause or permit the Subsidiary or any Additional Subsidiary to do any of the foregoing;

                  (xvii) provide for the remuneration of the Manager, or cause or permit the Subsidiary or any Additional Subsidiary to do any of the foregoing ;

                  (xviii) appoint any liquidator, conservator, trustee or agent for the Company, or cause or permit the Subsidiary or any Additional Subsidiary to do any of the foregoing;

                  (xix) file legal actions (other than for the enforcement of creditor's rights of the Company, trademark protection, landlord-tenant matters and other actions in the ordinary course of business), or settle any legal actions to which the Company is a party, whether as defendant or plaintiff, involving an amount in excess of $50,000, provided, however, that any legal action may be settled regardless of the amount involved to the extent fully covered by insurance (subject to a deductible that does not exceed $10,000, or cause or permit the Subsidiary or any Additional Subsidiary to do any of the foregoing;

                  (xx) change the name of the Company, or cause or permit the Subsidiary or any Additional Subsidiary to do any of the foregoing;

                  (xxi) change the amount of the working capital reserve agreed upon by the Members by more than 5% or establish any other reserve relating to the Company or the Property or any Additional Property in excess of $25,000, or cause or permit the Subsidiary or any Additional Subsidiary to do any of the foregoing;

                  (xxii) except in the ordinary course of business, incur contractual obligations or otherwise make payments on behalf of the Company in excess of $25,000, or cause or permit the Subsidiary or any Additional Subsidiary to do any of the foregoing;

                  (xxiii) appoint an additional Manager, or change the identity of the Manager (other than in connection with the sale or transfer of the Interests of the Manager in accordance with
                  Article VII), or cause or permit the Subsidiary or any Additional Subsidiary to do any of the foregoing; and

                  (xxiv) amend, modify or change any of the provisions of
                  Article VIII, Article IX or this Section 5.4, or cause or permit the Subsidiary or any Additional Subsidiary to amend its operating agreement.


         5.5      Manager's Time.
                  --------------

         Manager shall devote to the affairs of the Company so much of its time as Manager in its reasonable discretion deems necessary or advisable to carry on the Company's business.

         5.6      Non-Exclusivity.
                  ---------------

         a. Subject to the special provisions below relating to movie theatres, any Member, including OLP and Greenwood, may directly or indirectly engage in or possess an interest in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, operation, management, syndication, brokerage and development of real property (competing or non-competing with the Property), and neither the Company nor any Members thereof shall have any right by virtue of this Agreement to participate in any way in any such independent ventures (whether presently existing or hereafter established or created) or to the income, profits or losses derived therefrom.. The fact that a Member or any member of the family of a principal of such Member is employed by, or is directly or indirectly interested in or connected with, any Person with which the Company transacts business shall not prohibit the Manager from dealing with such Person, and neither the Company nor any Members thereof, as such, shall have any rights in such Person, or to any income, profits or losses derived therefrom, provided, however, that all such dealings shall be on an arms' length basis and compensated in a manner consistent with then prevailing market conditions. Manager shall not be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character which, if presented to the Company could be taken by the Company and Manager shall have the right to take for his own account (individually or as trustees), or to recommend to others including Affiliates any such particular investment opportunity.

         b. Notwithstanding the foregoing paragraph (a), neither Member nor any Affiliate, directly or indirectly, shall engage in (i) the acquisition of one or more existing movie theatres or (ii) development of one or more new movie theatres located within a six-mile radius of the Property or any Additional Property, independently or with others, including, but not limited to, the ownership, financing, leasing, operation, management, syndication, brokerage and development of movie theatres (competing or non-competing with the Property or any Additional Property), without first offering by written notice such potential transaction to the other Member on a joint venture basis substantially similar to this Agreement. If the other Member does not accept such offer within thirty (30) days of receipt thereof, the offering Member or its Affiliate shall be free for a period of six (6) months after such 30-day period to pursue such transaction on terms substantially similar to those presented to other member in the aforesaid offer. If such transaction is not consummated within such 6-month period, or the terms offered to third parties are not substantially similar to those presented to the other Member, the offering Member or such Affiliate shall be obliged to re-present the offered transaction to the other Member in accordance with the provisions of this paragraph.



         Notwithstanding anything to the contrary set forth herein, the Members acknowledge that: (i) BRT Realty Trust and certain of its Affiliates (collectively, "BRT") together constitute the largest shareholder of Entertainment Properties Trust ("EPR"); (ii) BRT is an Affiliate of OLP; (iii) EPR is a real estate investment trust primarily engaged in the ownership of movie theatres. Accordingly, the Members agree that none of the following shall be prohibited or subject to the restrictions of this Paragraph 5.6(b): (a) any additional investment of BRT or an Affiliate in EPR, (b) any sale of all or any portion of BRT's interest in EPR, (c) any purchase, sale or development of one or more movie theatres by EPR or an Affiliate, or (d) any exchange or similar transaction by BRT with EPR whereby BRT exchanges some or all of its shares in EPR for interests in one or more movie theatres; provided however, that no such movie theatre(s) shall be in the same "film zone" as any movie theatre then owned by any Affiliate or subsidiary of the Company. For purposes hereof, "film zone" shall mean an area in which major motion picture studios will allow their first run movies to be shown at only one theatre.


         5.7      No Liability and Indemnity.
                  --------------------------

         Manager shall not be liable, responsible or accountable to the Company or any Member for any act or omission performed or omitted pursuant to the authority granted to him or it hereunder or by law, or for a loss resulting from any mistake or error in judgement on its part or from the negligence, dishonesty, fraud or bad faith of any employee, broker or other agent of the Company, provided that such act or omission, such mistake or error in judgement or the selection of such employee, broker or other agent, as the case may be, did not result from the willful misconduct, gross negligence or fraud of such Manager. Manager may consult with legal counsel and any action taken or omitted in good faith in reliance upon and in accordance with the opinion or advice of such counsel shall be full protection and justification of a Manager with respect to the action so taken or omitted. The Company shall indemnify, defend and save harmless, solely from Company assets, Manager from any loss, damage, liability or expense incurred or sustained by him or it by reason of any act performed, omitted to be performed for or on behalf of the Company and in furtherance of its interest, but this indemnity shall not be applicable to loss, damage, liability or expense resulting from the willful misconduct, gross negligence or fraud of Manager, nor shall it be construed as a guaranty of the Capital Contributions of a Manager to the Company.

         5.8      Reliance by Third Parties.
                  -------------------------

         Third parties dealing with the Company may rely conclusively upon the power and authority of Manager to act as set forth herein and shall not be required to inquire into or ascertain the authority of Manager to so act.

                                   ARTICLE VI
                                   ----------

                                RIGHTS OF MEMBERS
                                -----------------

         6.1      No Right to Participate in Management.
                  -------------------------------------
         Members (other than Manager) shall have no right to, nor shall they take any part in or interfere in any manner (subject, however, to the rights of Members other than Manager as set forth in Section 5.4 and to the further right of Greenwood to participate in determination of the decisions described in
Section 5.4) with the conduct, control or management of the Company's business and shall have no right or authority to act for or bind the Company, said powers being vested solely and exclusively in Manager.

         6.2      Limited Liability.
                  -----------------

         No Member (including Manager) shall be liable for the debts, liabilities, losses, contracts or any other obligations of the Company. A Member (including Manager) shall be liable only to make his Capital Contribution and shall not be required to lend any funds to the Company or, after his Capital Contribution shall have been paid, to make any further Capital Contribution to the Company. No Member (including Manager) shall have any personal liability for the repayment of the Capital Contribution of any Member.

         6.3      Restrictions on Members.
                  -----------------------

         No Member shall have the right or power to:

                  a. Withdraw or reduce his Capital Contribution to the Company except as a result of the dissolution of the Company or as otherwise provided by law;

                  b.  Bring an action for partition against the Company; or

                  c. Cause the termination and dissolution of the Company by court decree or otherwise (except in compliance with this Agreement).

Other than upon the termination and dissolution of the Company as provided by this Agreement, there has been no time agreed upon when the Capital Contribution of each Member must be returned.


                                   ARTICLE VII
                                   -----------

                          TRANSFER OF MEMBER INTERESTS
                          ----------------------------

         7.1      Withdrawal of Members.
                  ---------------------

         Except as otherwise provided herein, no Member may resign, withdraw or retire voluntarily from the Company or sell, transfer, assign, pledge, encumber or otherwise dispose of (hereinafter collectively called "Transfer") its interest in the Company, its capital, profits and losses (hereinafter called "Interest"). A direct or indirect transfer of interest in a Member shall constitute a Transfer within the meaning of this Paragraph 7.1.

         7.2      Additional Members.
                  ------------------

         Except as otherwise provided herein in Sections 7.3 or 7.4, additional Members may only be admitted to the Company with the prior written consent of all the Members.

         7.3      Transfers by Members.
                  --------------------

         a. Each Member shall have the right to Transfer all or any part of his or its Interest as a Member (but not as a Manager) to (i) another Member, (ii) if held by an individual, then to his spouse, children, grandchildren or a trust or trusts for the benefit of one or more of the foregoing, or (iii) an Affiliate; provided, however, that, prior to making any such Transfer, the proposed transferor shall furnish to the Company an opinion of its counsel (in form and substance acceptable to counsel for the Company) to the effect that such Transfer shall not (1) violate or cause the Company to violate any applicable Federal, state or local securities law, regulation or interpretive ruling, and (2) shall not cause a termination of the Company for the purposes of any applicable Federal, state, or local tax law, regulation or interpretive ruling. In the case of a Transfer to an Affiliate, the transferee shall be an entity the controlling party of which has, in the reasonable opinion of the non-transferring Members, a favorable business reputation and appropriate expertise in the ownership, financing, managing and leasing of movie theatres.

         b. Except as otherwise expressly provided in Sections 7.3(a), 7.4 or
7.5 hereof, each Member or Manager, as the case may be, shall not, without Required Approval, Transfer his or its Interest.

         c. In the event that any Member at any time attempts to make a Transfer of his or its Interest in violation of the provisions of this Agreement, the other Members or any one of them, shall in addition to all other rights and remedies which they may have at law, in equity or under the provisions of this Agreement, be entitled to a decree or order restraining such attempted Transfer and the offending Member shall not plead in defense thereto that there would be an adequate remedy at law, it being recognized and agreed that the injury and damage resulting from such a breach would be impossible to measure monetarily.

         7.4  Buy-Sell.
              --------

          a. Anything in this Agreement to the contrary notwithstanding, if a Member ("Offeror"), at any time desires to sell all or a part of his or its Interest (other than in a Transfer described in Section 7.3 hereof), Offeror shall give notice in writing to the other Members (the "Proposal Notice") of his or its desire to sell, stating the price per Percentage Interest at which he is willing to sell his or its Interest, which shall be paid in cash at the closing set forth in paragraph "c" of this Section 7.4, and together with such Proposal Notice shall include a Certified Check (hereafter defined) made payable to the order of Chicago Title Insurance Company, as escrow agent, in the amount of ten percent (10%) of the price set forth in such Proposal Notice multiplied by the Percentage Interests held by Members other than the Offeror (the "Good Faith Deposit"). The Other Members, pro rata in accordance with their respective Percentage Interests, shall thereupon have the option to purchase the Interest of the Offeror so offered. Such option may be exercised only upon the Other Members giving written Notice thereof (the "Notice of Proposal Acceptance") within thirty (30) days after the receipt of the Proposal Notice (hereinafter the "First 30 Day Period"). The Notice of Proposal Acceptance shall be given to
(i) the Offeror and (ii) any Other Member(s). If any of the Other Members shall not give a Notice of Proposal Acceptance to purchase his pro rata share of the Offeror's Interest so offered, the remaining Other Member(s) shall then have the option for an additional thirty (30) day period (hereinafter the "Second 30 Day Period") pro rata in accordance with their respective Percentage Interests, to purchase the remaining Interest of the Offeror (and to state in the Notice of Proposal Acceptance given within the Second 30 Day Period that such Member will purchase all unsubscribed Membership Interests pro rata with any other Members that shall also state that they too would acquire all unsubscribed Membership Interests). No Member shall be permitted to sell less than a one percent (1%) Interest in the Company unless the Membership Interest to be sold represents all of such Member's Interest.

         b. If the Offeror has not received a Notice of Proposal Acceptance from the Other Members to purchase all of the Offeror's Interest at the expiration of the (i) First 30 Day Period or (ii) Second 30 Day Period, whichever is applicable, then and in such event each of the Other Members shall be deemed to have the option (x) to sell their respective Interests to Offeror for the same price per Percentage Interest as contained in the Proposal Notice (which option shall be exercisable by the giving of notice to the Offeror and the Other Members within 30 days of the expiration of the (i) First 30 Day Period or (ii) Second 30 Day Period, whichever is applicable), and if and to the extent that such option is exercised, the Offeror shall purchase the applicable Other Members' Interests at such price, or (y) to the extent that the Offeror's Interest is not purchased in whole or in part by the Other Members, to allow the Offeror to sell its Interest (or remaining portion thereof) to a third party upon the terms set forth in the Proposal Notice within six (6) months of the Proposal Notice first being sent. If the Offeror shall fail to purchase the Other Members' Interests as herein provided, its Good Faith Deposit, with the interest thereon, shall be forfeited to the Other Members who shall be entitled to same (but not in reduction of their Capital Accounts) in proportion to their then Percentage Interests.

          If the Other Members do not, in the aggregate, elect to purchase all of the Offeror's Interest, in accordance with their respective rights under this
Section 7.4, the Other Members, or any of them, shall have the right to sell to the third party buyer of the Offeror's Interest, upon the same terms and conditions as those set forth in the Proposal Notice all, (but not less than all) of each such Other Member's Interest, by giving written notice of such election to the Offeror and the Other Members within 30 days of the expiration of the (i) First 30 Day Period or (ii) Second 30 Day Period, whichever is applicable). If the third party buyer fails to purchase the Interests of the electing Other Members in accordance with this paragraph, no transfer of Interests to such buyer under this Section 7.4 shall be valid or permitted.

         c. The closing of the sale of the Offeror's Interest shall take place (at the location set forth in the Proposal Notice, which shall be within the New York City metropolitan area) within forty five (45) days after receipt by the Offeror of the Notice of Proposal Acceptance. The closing of the sale of the Other Members' Interests shall take place (at the location set forth in the Proposal Notice which shall be within the New York City metropolitan area) twenty (20) days after the expiration of (y) the First 30 Day Period or (z) the Second 30 day period, whichever is applicable. At the closing the purchaser shall pay the price for the Interest so purchased by wire transfer of immediately available funds in US dollars. The seller shall execute, acknowledge and deliver to the purchaser such instruments of conveyance as shall be necessary or reasonably desirable to convey to the purchaser the Interest of the seller free and clear of any liens, claims and encumbrances and the seller shall be responsible for all transfer or gains taxes in connection therewith.

         d. Anything in this Agreement to the contrary notwithstanding, in the event of an offer by any Member pursuant to Section 7.4 hereof, the Manager agrees to conduct the usual affairs of the Company in the ordinary course until such time as the closing contemplated in paragraph "c" of Section 7.4 shall have occurred.

         e. Anything in this Agreement to the contrary notwithstanding, (i) no Member may transfer less than all of its interest to another person other than an existing Member and (ii) no Member may transfer its interest to a person or entity that is either (1) a pension or other entity subject to ERISA, (2) not a citizen of the United States (or a domestic entity, as the case may be), or (3) a person that has been convicted of a felony or is currently under indictment for a felony (or an entity affiliated with any such person).

         7.5      Death, Withdrawal, Incompetence, Bankruptcy or Dissolution
                  ----------------------------------------------------------
                  of Manager.
                  -----------

         The death, withdrawal, incompetence, Bankruptcy or dissolution of a Manager shall not cause a dissolution of the Company. The death, withdrawal, incompetence, Bankruptcy or dissolution of the last acting Manager shall cause a dissolution of the Company unless the remaining Members exercise the right set forth in Section 11.2 hereof. The Interest of a deceased, withdrawn, incompetent, Bankrupt or dissolved Manager shall constitute a regular Member Interest (with, notwithstanding anything in this Agreement to the contrary, the same economic rights and preferences of such Manager Interest) and the transferee, legal representative or successors-in-interest, as the case may be, of such former Manager shall be admitted to the Company as a regular Member (and not a Manager) upon compliance with Section 7.7 hereof; provided, however, that in the event of the Bankruptcy of a Manager, if such representative or successor-in-interest shall not comply with Section 7.7 hereof, then the interest of such Bankrupt Manager shall be dealt with in accordance with applicable law at the earliest practicable time. Anything herein contained to the contrary notwithstanding, such reconstituted Interest shall not affect the rights of the Members as to distributions or return of their Capital Contributions or otherwise. Except as otherwise provided in this Agreement, no additional Managers shall be admitted to the Company.

         7.6      Death, Bankruptcy or Incompetence of a Member.
                  ---------------------------------------------

                  The death, Bankruptcy or incompetence of a Member (each a "Disabling Event") shall cause a dissolution of the Company unless within 90 days after the occurrence of a Disabling Event with respect to any Member, the other Members elect to continue the business of the Company pursuant to this Agreement. Upon the death, Bankruptcy or insanity of a Member, the representative or successor-in-interest thereof, as the case may be, shall be deemed to be an assignee of the economic interest of the Member in the Company and may apply for admission to the Company as a Substituted Member upon compliance with Section 7.7 hereof; provided, however, that in the event of the Bankruptcy of a Member, if such representative or successor in interest shall not comply with Section 7.7 hereof, then the interest of such Bankrupt Member shall be dealt with in accordance with applicable law at the earliest practicable time.




         7.7      Substituted Members.
                  -------------------

         Anything herein contained to the contrary notwithstanding,

                  a. No successor-in-interest of a Member and no assignee or transferee of all or any part of a Member's Interest shall be admitted to the Company as a Member except upon:

                           (i) submitting to the Manager a duly executed and acknowledged counterpart of the instrument or instruments making such Transfer, together with such other instrument or instrument, including, but not limited to, a counterpart of this Agreement as it then may have been amended, signifying such transferee's agreement to be bound by all of the provisions of the Company and this Agreement, including, but not limited to, the restrictions upon transfers of interests therein and thereto, all of the foregoing in such form and substance as shall be reasonably satisfactory to the Manager; and

                           (ii) agreeing to bear all costs and expenses, including legal fees of the Company, incurred in affecting such substitution.

Upon such transferee's compliance with the foregoing provision, each of the Members shall take all actions reasonably required to effectuate the recognition of the effectiveness of such Transfer and the admission of such transferee to the Company as a Substituted Member including, but not limited to, transferring such Interest in and to the Company, its capital, profits and losses upon the books thereof and executing, acknowledging and causing to be filed any necessary or desirable amendment to this Agreement and the Articles of Organization of the Company.

         b. Subject to the effect, if any, on the operation of Section 7.4 hereof, the Manager shall not consent to the admission of any such assignee as a Substituted Member if, in the reasonable opinion of the Manager,

                  (i) such admission would jeopardize the status of the Company as a partnership for Federal income tax purposes,

                  (ii) would cause a termination of the Company within the meaning of the Code,

                  (iii) would violate, or cause the Company to violate, any applicable law or governmental rule or regulation, or

                  (iv) would tend to harm the reputation of the Company or any of the Members due to the reputation of the proposed Substituted Member.

         c. no assignment to a minor or incompetent shall be effective in any respect.

         7.8      Non-Complying Assignments.
                  -------------------------

         Any assignment, sale, exchange or other Transfer in contravention of any of the provisions of this Article VII shall be void and ineffectual, and shall not bind or be recognized by the Company.

         7.9      Obligations of Successors.
                  -------------------------

         Any person who acquires an Interest in the Company by assignment or is admitted to the Company as a Substituted Member shall be subject to and bound by all the provisions of this Agreement as if originally a party to this Agreement.


                                  ARTICLE VIII
                                  ------------

                                  DISTRIBUTIONS
                                  -------------

         8.1      Use of Cash Flow.
                  ----------------

         a. The Manager shall cause the Cash Flow of the Subsidiary and any Additional Subsidiary as, when and to the extent available (including Sales Proceeds and Refinancing Proceeds) with respect to each fiscal year or any portion thereof to be allocated in the following order of priority; provided, however, that the Subsidiary and each Additional Subsidiary shall be treated as separate companies, in accordance with the covenants in their respective operating agreements, and the Manager shall not cause or permit the Cash Flow allocable to any such company to be commingled with the Cash Flow of any other such company:

                  1. First, to the extent not paid by the tenant under the Lease or any successor lease of each Property or any Additional Property, to establishment of tax and/or insurance escrow reserve accounts (if so desired by the Manager or required by the holder of a mortgage encumbering each Property or Additional Property) or to the payment of taxes and/or insurance directly if not reserved for;

                  2. Then, to the payment of debt service (interest and principal, if any) on each Property and any Additional Properties or of the Subsidiary or any Additional Subsidiary;

                  3. Then, to the reasonable and customary operating expenses of each Property or Additional Property (including without limitation but only to the extent deemed necessary or appropriate by Manager repairs, utilities, wages, snow removal, landscaping and other customary operating expenses) and the Subsidiary and any Additional Subsidiary (such as audit and other professional fees) and the payment of all expenses related to any capital transaction;

                  4. Then, the payment of fees to the Property Manager allocable to each Property or any Additional Property;

                  5. Then, to the funding of reserves for each Property and any Additional Properties to be held by each of the Company and/or the Subsidiary or any Additional Subsidiary in such amounts, if any, as the Managers shall determine (subject to Section 5.4);

                  6. Then, any remaining sums to the Company.

         b. Cash Flow of the Company as, when and to the extent available (including Sales Proceeds and Refinancing Proceeds) with respect to each fiscal year of the Company or any portion thereof shall be allocated and distributed to the Members in the following order of priority:

                  1. First, to the prepayment (without penalty or premium) of any indebtedness of the Company in such amounts, if any, as the Manager shall reasonably determine;

                  2. Then, to the Members (pro rata in accordance with the Additional Advances made) in repayment of accrued interest on any Additional Advance made by any such Member to the Company (over and above their respective Capital Contributions) computed at a simple interest rate (the "Advance Interest Rate") equal to the greater of (i) fifteen percent (15%) per annum or (ii) the prime rate as set forth in the Wall Street Journal (or if unavailable then a comparable index chosen by the Manager) plus five percent (5%) per annum, adjusted monthly (but in no event higher than the highest legally permitted rate);

                  3. Then, to the Members (pro rata in accordance with the Additional Advances made) in repayment of any Additional Advance made by any such Member to the Company;

                  4. Then, any remaining sums to the Members on a pro rata basis in accordance with their respective Percentage Interests.

         8.2      Other Amounts.
                  -------------

         To the extent the Company distributes amounts in excess of the amounts described in Section 8.1(b) such amounts shall be applied and distributed in the order of priority set forth above in Section 8.1(b).

         8.3      Time for Distributions.
                  ----------------------

         Distributions of Cash Flow shall be made from time to time and at such time or times as the Manager may determine; provided, however, that distributions of Cash Flow shall be made at least quarterly if possible. Distribution of Refinancing Proceeds and Sale Proceeds of the Company shall be made as promptly after the occurrence of the event giving rise thereto as the Manager deems reasonably prudent.


                                   ARTICLE IX
                                   ----------

                        ALLOCATION OF PROFITS AND LOSSES
                        --------------------------------


         9.1      Intentionally Deleted.
                  ---------------------


         9.2      Allocations.
                  -----------

         For United States Federal Income Tax purposes, all items of income, gain, loss, and deduction shall be allocated among the Members in a manner such that if the Company was dissolved, its affairs wound up and its assets distributed to the Members in accordance with their respective Capital Account balances immediately after making such allocation, such distribution would as nearly as possible be equal to the distributions that would be made pursuant to Paragraph 8.1(b).


         9.3      Intentionally Deleted.
                  ---------------------


         9.4      Intentionally Deleted.
                  ---------------------


         9.5      Basis Adjustment.
                  ----------------

         In the event of a transfer of an Interest in the Company, its capital, profits and losses, or the distribution of any Company property to a Member, the Manager, upon the request of the transferee or distributee, as the case may be, may elect (and shall elect, if requested by Greenwood or its successors) on behalf of the Company under the applicable provisions of the Code to cause the basis of the Company's property to be adjusted, for Federal income tax purposes, in the manner provided in the Code. At the Manager's option, the Company also may elect (and shall elect, if requested by Greenwood or its successors) to adjust the basis of its property pursuant to the corresponding provisions of state and local tax laws.

         9.6.  Special Allocation Rules.
               ------------------------

         Before any allocations are made pursuant to Paragraph 9.2 the following special allocations shall be made in the following order:

                  9.6.1 If the Company incurs any "nonrecourse liability" or "partner nonrecourse debt" (as those terms are defined in Sections 1.704-2(b)(3) and 1.704-2(b)(4) of the Treasury Regulations, respectively), the Company shall make such allocations of items of income upon decreases in the "partnership minimum gain" or of "partner nonrecourse debt minimum gain" (determined in accordance with Sections 1.704-2(b)(2), 1.704-2(d) and 1.704-2(i)(3) of the
Treasury Regulations), as the case may be, with respect thereto as are necessary to comply with the "minimum gain chargeback" and "partner nonrecourse debt minimum gain chargeback" provisions of Sections 1.704-2(f), 1.704-2(i), 1.704-2(j) and 1.704-2(k) of the Treasury Regulations, taking into account all exceptions provided by such provisions to the applicability of this Section 9.6.1.

                  9.6.2 All "nonrecourse deductions", computed and determined in accordance with Sections 1.704-2(b)(1), 1.704-2(c) and 1.704-2(j) of the Treasury Regulations, of the Company shall be allocated to the Members pro rata in accordance with their Percentage Interests.

                  9.6.3 All "partner nonrecourse deductions" computed and determined in accordance with Sections 1.704-2(i)(1), 1.704-2(i)(2) and 1.704-2(j) of the Treasury Regulations, with respect to any "partner nonrecourse debt", as defined in Section 1.704-2(b)(4) of the Treasury Regulations, of the Company, including any liability of a subsidiary partnership that is treated as a "partner nonrecourse debt" pursuant to Section 1.704-2(k) of the Treasury Regulations, shall be allocated to the Members who bear the economic risk of loss for such debt in compliance with Sections 1.704-2(i) and 1.704-2(k) of the Treasury Regulations.

                  9.6.4 If the Company incurs any "nonrecourse liability", as defined in Section 1.704-2(b)(3) of the Treasury Regulations, that is not secured by any specific property of the Company and that is recourse to the Company as an entity but expressly not recourse to any member or any partner of any partnership that is a Member, the manager shall make allocations with respect to such "nonrecourse liability" in a manner which it reasonably determines to be in accordance the principles of Section 704(b) of the Code and the Treasury Regulations thereunder provided that if permitted by the Treasury Regulations, the Company will make such allocations to the Members pro rata in accordance with their Percentage Interests. .

                  9.6.5 If any Member unexpectedly receives any adjustment, allocation or distribution described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Treasury Regulations
which causes it to have a, or increases the amount of its, deficit Capital Account, items of Company income shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, such Member's deficit Capital Account as quickly as possible, provided that an allocation pursuant to this Paragraph 9.6.5 shall be made to a Member only if and to the extent that such Member would have a deficit Capital Account after all other allocations provided for in this Article IX have been tentatively made as if this Paragraph 9.6.5 were not in this Agreement. This Paragraph 9.6.5 is intended to constitute a "qualified income offset" as defined in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

                  9.6.6. If any Member has a deficit Capital Account balance as of the end of any fiscal year or other accounting period that is in excess of the amount such Member is obligated to restore to its Capital Account hereunder or is deemed to be obligated to restore to its Capital Account pursuant to the penultimate sentences of Section 1.704-2(g)(1) and 1.704-2(h)(5) of the Treasury Regulations, items of Company income and gain in the amount of such excess shall be specially allocated to such Member as quickly as possible, provided that an allocation pursuant to this Paragraph 9.6.6 shall be made to a Member only if and to the extent that such Member would have a deficit Capital Account balance that is in excess of the amount such Member is obligated to restore to its Capital Account hereunder or is deemed to be obligated to restore to his or its Capital Account pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(h)(5) of the Treasury Regulations after all other allocations provided for in this Article IX have been tentatively made as if this Paragraph
9.6.6 were not in this Agreement.

         9.7.     Curative Allocations.
                  --------------------

         The allocations set forth in Paragraphs 9.2 and 9.8.2 (the "Regulatory Allocations") are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations (any and successor provisions thereto). Notwithstanding any other provisions of this Article IX, the Regulatory Allocations shall be taken into account in making allocations of other items of income, gain, loss, deduction and expenditure among the members so that, to the extent possible consistent with the Code and the Treasury Regulations, the respective net amounts of such allocations of other items and the Regulatory Allocations to the Members are equal to the respective net amounts that would have been allocated to the members if the Regulatory Allocations had not occurred. For purposes of applying the preceding sentence, however, (i) allocations pursuant to this Paragraph 9.7 shall be deferred with respect to a Regulatory Allocation made pursuant to Paragraph 9.6.1 until the fiscal year during which there occurs the relevant net decrease in "partnership minimum gain" or "partner nonrecourse debt minimum gain" (determined in accordance with Sections 1.704-2(b), 1.704-2(d) and 1.704-2(i)(3) of the Treasury Regulations) provided in any case that allocations pursuant to this
Section 9.7 shall be made with respect to such Regulatory Allocation only to the extent necessary to prevent any potential economic distortions that would otherwise result from such Regulatory Allocation, (ii) allocations pursuant to this Paragraph 9.7 shall be deferred with respect to Regulatory Allocations made pursuant to Paragraphs 9.6.2 and 9.6.3 to the extent that the Manager reasonably determines that such Regulatory Allocations are likely to be offset by subsequent Regulatory Allocations made pursuant to Paragraph 9.6.1, (iii) allocations pursuant to this Paragraph 9.7 shall be made with respect to Regulatory Allocations made pursuant to Paragraph 9.6.7 only to the extent that the Manager reasonably determines that such allocations pursuant to Paragraph
9.6.7 are otherwise inconsistent with the economic agreement among the Members. Except as otherwise provided in this Paragraph 9.7, the Manager shall apply this Paragraph 9.7 in such order, and shall divide allocations made pursuant to this Paragraph 9.7 among the Members in such manner, as is most likely to minimize any economic distortions that might otherwise be caused by the Regulatory Allocations.

         9.8      Other Allocation Rules.
                  ----------------------

                  9.8.1. Allocations of income, gain, loss and deductions for any period during which the Members' relative interests in the Company have changed shall be made by the Manager in the manner that it shall reasonably determine, provided that such allocations are made in accordance with Section 706 of the Code.

                  9.8.2. Notwithstanding Paragraph 9.2, an allocation of loss shall not be made to a Member to the extent that such allocation would cause such member to have a deficit Capital Account. A loss allocation that would be made to a Member but for this Paragraph 9.8.2 shall instead be made to the other Members in proportion to the amounts which they could then be allocated without causing them to have deficit Capital Accounts.

                  9.8.3. Solely for purposes of determining the Members' shares of the Company's "excess nonrecourse liabilities" under Section 1.752-3(a)(3) of the Treasury Regulations, the Members' interests in Company profits shall be their Percentage Interests whichever shall then be applicable.

                  9.8.4. To the extent permitted by Sections 1.704-2(h) and 1.704-2(i)(6) of the Treasury Regulations, the Manager shall use its best efforts to treat a cash distribution to any Member hereunder as having been made from the proceeds of a "nonrecourse liability" or "partner nonrecourse debt" (as those terms are defined in Sections 1.704-2(b)(3) and 1.704-2(b)(4) of the Treasury Regulations, respectively) of the Company, including any liability of a subsidiary partnership that is so treated pursuant to Section 1.704-2(k) of the Treasury Regulations, only to the extent that such distribution would otherwise cause such Member to have a deficit Capital Account balance that is in excess of the amount such member is obligated to restore to its Capital Account, within the meaning of Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations, as of the end of the Fiscal Year during which the distribution is made.

         9.9      Tax Allocations.
                  ---------------

         Federal tax allocations for each fiscal year or other accounting period of the Company shall be made consistent with the allocations of income or loss and items specially allocated pursuant to this Article IX for such year or period, except that, solely for tax purposes, (i) items of income, gain, loss and deduction with respect to the Company assets reflected hereunder in the Members' Capital Accounts and on the books of the Company at values that differ from the Company's adjusted tax basis in such assets shall be allocated among the Members so as to take account of those differences in accordance with the principles of Section 704(c) of the Code and with Sections 1.704(b)(2)(iv)(f), 1.704-1(b)(2)(iv)(g) and 1.704-1(b)(4)(i) of the Treasury Regulations, and (ii) adjustments made pursuant to Section 734(b) or Section 743(b) of the Code shall be taken into account. The Members are aware of the federal income tax consequences of the allocations made by this Article IX and agree to report their shares of Company income, gain, loss, deduction and credit for income tax purposes in accordance with this Article IX.



                                    ARTICLE X
                                    ---------

                          RECORDS AND BOOKS OF ACCOUNT
                          ----------------------------

         10.1     Records and Books of Account.
                  ----------------------------

         Manager shall maintain or cause to be maintained, at the Company's principal office or at such other place or places as the Manager from time to time may determine, full and accurate records and books of account of the Company's business. Such records and books of account shall be maintained in accordance with generally accepted accounting principles or such other method of accounting determined by the Manager to be most advantageous to the Company and approved by the Members. Each Member shall be afforded full and complete access to all such records and books of account during reasonable business hours and, at such hours, shall have the right of inspection and copying of such records and books of account, at his expense. Subject to Section 5.4, Manager shall be entitled to hire such accountant or accounting firm as Manager shall determine and shall cause, at Manager's discretion, the financial statements to be audited, reviewed or compiled.

         10.2     Fiscal Year.
                  -----------

         The fiscal year of the Company shall end on December 31.

         10.3     Banking.
                  -------

         An account or accounts in the name of the Company shall be maintained at such bank or banks as the Manager may select (which bank or banks may or may not be affiliates of any Member). All uninvested funds of the Company shall be deposited in a bank account of the Company. All funds so credited to the Company in any such account shall be subject to withdrawal by checks made in the name of the Company and signed in such manner as determined by the Manager. Manager shall not be responsible for the failure of the institution in which the funds of the Company are held even if such institution is an affiliate of any Member.

         10.4     Reports to Members.
                  ------------------

         As soon as reasonably practical, but in no event later than ninety (90) days after the close of each fiscal year of the Company, Manager shall cause to be prepared and furnished to each Member:

                  a. The information necessary for the preparation by each Member of his Federal, state and other income tax returns (except that delivery by June 30th of each fiscal year for information pursuant to this subsection shall be acceptable);

                  b. The amount in the Capital Account of such Member as of the last day of such fiscal year;

                  c. An income statement and balance sheet of the Company as of the last day of such fiscal year;

                  d. A monthly report of Cash Flow of the Subsidiary and each Additional Subsidiary (reported separately and on a consoli-dated basis) and the Company, in such form as is approved by the Members;

                  e. Copies of all reports given to providers of financing to the Subsidiary, each Additional Subsidiary and/or the Company; and

                  f. Such other information as the Manager deems reasonably necessary for the Members to be advised of the current status of the Subsidiary, each Additional Subsidiary, the Company and their business.


                                   ARTICLE XI
                                   ----------

                       DISSOLUTION; LIQUIDATION; AND TERMINATION
                       -----------------------------------------


         11.1     Dissolution.
                  -----------

         The Company shall be dissolved upon the first to occur of any of the following events;

                  a. The expiration of the term provided for in Section 2.4 hereof;

                  b. The death, withdrawal, Bankruptcy or incompetence of the last remaining Manager unless the Company's business is continued as provided in Section 11.2 hereof;

                  c. The death, Bankruptcy, or incompetence of any Member if within 90 days after the occurrence of a Disabling Event with respect to any Member, no Member has elected to continue the business of the Company pursuant to this Agreement,

                  d. The sale of all or substantially all of its assets, and the collection and distribution of the proceeds thereof; or

                  e. Required Approval in writing for such dissolution has been obtained.

         11.2     Right to Continue the Company's Business.
                  ----------------------------------------

         Upon the death, withdrawal, Bankruptcy, incompetence or dissolution of the last remaining Manager, the remaining Members acting unanimously shall have the right, but not the obligation, exercisable within thirty (30) days from such death, withdrawal, Bankruptcy, incompetence or dissolution to admit a new Manager to the Company upon such terms and conditions as they shall agree, and to elect to continue the Company's business, in a reconstituted form as herein provided. In such event, the Company shall not be dissolved but shall continue, and the Interest therein and thereto of the last remaining Manager shall be a regular Member's Interest with otherwise equivalent economic benefits (with, notwithstanding anything in this Agreement to the contrary, the same economic rights and preferences of such Manager Interest immediately prior to such reconstitution) and shall pass to such former Manager's successor-in-interest or legal representative, and such reconstituted Company shall have the exclusive right to use the Company's firm name and style.

         11.3     Liquidation.
                  -----------

         a. Upon the dissolution of the Company, Manager shall take or cause to be taken a full accounting of the Company's assets and liabilities as of the date of such dissolution and shall proceed with reasonable promptness to liquidate the Company's assets and to terminate its business. The cash proceeds from the liquidation, as and when available therefor, shall be applied and distributed in the order of priority set forth above in Section 8.1.

         b. The Manager shall administer the liquidation of the Company and the termination of its business. The Manager shall be allowed a reasonable time for the orderly liquidation of the Company's assets and the discharge of liabilities to creditors, so as to minimize losses resulting from the liquidation of the Company's assets.

         c. Anything herein contained to the contrary notwithstanding, a Manager shall not be personally liable for the return of any Member's Capital Contributions, or any part thereof. Any such return shall be made solely from the Company's assets.

         d. Except as otherwise provided herein, no dissolution or termination of the Company shall relieve, release or discharge any Member, or any of his successors, assigns, heirs or legal representatives, from any previous breach or default of, or any obligation theretofore incurred or accrued under any provision of this Agreement, and any and all such liabilities, claims, demands or causes of action arising from any such breaches, defaults and obligations shall survive such dissolution and termination.

         11.4     Termination.
                  -----------

         Upon compliance with the foregoing plan of liquidation and distribution, the Manager shall file or cause to be filed the appropriate termination documents required to effectuate the dissolution and termination of the Company and the Company thereupon shall be terminated.


                                   ARTICLE XII
                                   -----------

                              STATUS OF THE COMPANY
                              ---------------------

         Anything in this Agreement to the contrary notwithstanding, it is expressly intended that the entity formed hereby be a limited liability company and taxed as a partnership by the applicable provisions of the Code, the rules and regulations promulgated thereunder, and other laws pertaining thereto, and that in every respect all of the terms and provisions hereof shall at all times be so construed and interpreted as to give effect to this intent. In the event that the Internal Revenue Service of the United States or any governmental authority having jurisdiction shall in any way or at any time determine that any provision or provisions of this Agreement affects the status of this entity as a limited liability company taxable as a partnership, then and in such event the Manager shall have the authority to and shall modify, amend or supplement the terms and provisions of this Agreement in its reasonable discretion to the extent necessary to comply with the rules, regulations and requirements of the Internal Revenue Service of the United States or any state and local governmental authority having jurisdiction, in order that the entity formed hereby be treated as a limited liability company taxed as a partnership, be taxable as such, and the Members hereof taxable as partners of a partnership; which modification or amendment shall be retroactively applied to the date of this Agreement.


                                  ARTICLE XIII
                                  ------------

                                  MISCELLANEOUS
                                  -------------

         13.1     Intentionally Deleted.
                  ---------------------


         13.2     Notices.
                  -------

         Unless otherwise provided herein, any offer, acceptance, election, approval, consent, certification, request, waiver, notice or other communication required or permitted to be given hereunder (hereinafter collectively referred to as a "Notice") shall be deemed given only if in writing and either (i) sent by certified or registered mail, postage prepaid and return receipt requested, or (ii) delivered by a reputable overnight carrier, delivery prepaid for delivery on the next business day, and in either case addressed to the Company at its then principal office and to the Member or Members to whom any such Notice is addressed at the addresses set forth on Exhibit C attached hereto. Notices sent by mail shall be effective three (3) business days following their deposit with the U.S. Post Office and notices sent by overnight courier shall be effective the next business day following their deposit with a reputable overnight carrier. Any Member may change its address set forth on Exhibit C by written notice to the Company and each Member and shall be effective ten (10) days following the effective date of the Notice provided that a notice of change of address of any Member shall not be deemed to have been given until actual receipt by the Company. Notices on behalf of the Company or any Member may be given by their respective attorneys.

         13.3     Entire Agreement.
                  ----------------

         This Agreement contains the entire agreement of the parties hereto and supersedes all prior agreements and understandings, oral or otherwise, among the parties hereto with respect to the matters contained herein and (except as specifically noted herein) it cannot be modified or amended except with Required Approval.

         13.4     Waivers.
                  -------

         Except as otherwise expressly provided herein, no purported waiver by any party of any breach by another party of any of his obligations, agreements or covenants hereunder, or any part thereof, shall be effective unless made in writing subscribed by the party or parties sought to be bound thereby, and no failure to pursue or elect any remedy with respect to any default under or breach of any provision of this Agreement, or any part thereof, shall be deemed to be a waiver of any other subsequent similar or different default or breach, or any election of remedies available in connection therewith, nor shall the acceptance or receipt by any party of any money or other consideration due him under this Agreement, with or without knowledge of any breach hereunder, constitute a waiver of any provision of this Agreement with respect to such or any other breach.

         13.5     Headings, Gender and Number.
                  ---------------------------

         The section headings herein contained have been inserted only as a matter of convenience of reference and in no way define, limit or describe the scope or intent of any provisions of this Agreement nor in any way affect any such provisions. Where appropriate as used herein, the masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, the singular number shall be deemed to include the plural and the plural number shall be deemed to include the singular.

         13.6     Severability.
                  ------------

         Each provision of this Agreement shall be considered to be severable and if, for any reason, any such provision or provisions, or any part thereof, is determined to be invalid and contrary to any existing or future applicable law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid, but this Agreement shall be construed and enforced in all respects as if such invalid or unenforceable provision or provisions had been omitted; provided, however, that the status of this Company, as a limited liability company taxed as a partnership, shall not be prejudiced.

         13.7     Counterparts.
                  ------------

         This Agreement may be executed in one or more counterparts and each of such counterparts, for all purposes, shall be deemed to be an original but all of such counterparts together shall constitute but one and the same instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart.

         13.8     Benefit.
                  -------

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective executors, administrators and successors, but shall not be deemed for the benefit of creditors of any other persons, nor shall it be deemed to permit any assignment by a Member of any of his rights or obligations hereunder except as expressly provided herein.

         13.9     Further Actions.
                  ---------------

         Each of the Members hereby agrees that he or it shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms thereof.

         13.10  Interpretation.
                --------------

         This Agreement and all matters pertaining thereto shall be governed by the laws of the State of Delaware, and particularly the Act, without application of Delaware's conflict of law provisions. This Agreement shall not be construed against the party that caused the initial draft of this Agreement to be prepared as all parties hereto have had the opportunity to review and negotiate the form of this Agreement.


         13.11  No Third Party Beneficiaries.
                ----------------------------

         The provisions of this Operating Agreement are not intended to be for the benefit of any creditor or other person (other than a Member in his capacity as a Member) to whom any debts, liabilities, or obligations are owed by (or who otherwise has any claim against) the Company or any of the Members; and no such creditor or other person shall obtain any benefit from such provisions or shall, by reason of any such foregoing provision, make any claim in respect of any debt, liability, or obligation against the Company or any of the Members.

         13.12    Qualified REIT Subsidiary.
                  -------------------------

                  Greenwood acknowledges that OLP has informed it that OLP is a "qualified REIT subsidiary" within the meaning of the Code. Greenwood further acknowledges that OLP as Manager of the Company shall manage the Company in a manner that will be intended not to adversely affect OLP's qualification as a qualified REIT subsidiary and Greenwood agrees to cooperate in connection therewith.

         IN WITNESS WHEREOF, the Members have hereunto executed this Agreement as of the day and year first above written.


                                  OLP THEATRES LLC


                                  by:___________________
                                     Mark H. Lundy
                                     Vice President of the Manager


                                  GREENWOOD PROPERTIES, CORP.


                                  by:___________________
                                     Thomas O'Brien
                                     Vice President

                                    EXHIBIT A


                        Legal Description of the Property
                        ---------------------------------

                                    EXHIBIT B


Percentage Interests of the Members.

                                                            Percentage
                                                          Interest in the
Members:                                                     Company:
--------                                                     --------

OLP Theatres LLC                                              50%


Greenwood Properties, Corp.                                   50%

                                    EXHIBIT C

                              Addresses for Notice
                              --------------------



Notices should be addressed as follows:

         if to OLP:         OLP Theatres LLC
                            60 Cutter Mill Road, Suite 303
                            Great Neck, New York 11021
                            attn: Jeffrey Fishman, President of the Manager

         with a copy to:    Mark H. Lundy
                            Vice President of the Manager
                            OLP Theatres LLC
                            60 Cutter Mill Road, Suite 303
                            Great Neck, New York 11021

         if to Greenwood    Greenwood Properties, Corp.
                            c/o Deutsche Banc Alex. Brown Inc.
                            Real Estate Private Equity Group
                            1251 Avenue of the Americas, 9th Floor
                            New York, New York 10020
                            attn: Benjamin J. Young, Director

         with a copy to:    Steven G. Horowitz, Esq.
                            c/o Cleary, Gottlieb, Steen & Hamilton
                            One Liberty Plaza
                            New York, New York 10006










                     FIRST AMENDMENT TO OPERATING AGREEMENT

                   -----------------------------------------



                                OLP HOLDINGS, LLC



                   -----------------------------------------












                              as of April 16, 2002

         This FIRST AMENDMENT TO OPERATING AGREEMENT of OLP HOLDINGS, LLC (the "Company") is made as of the 16th day of April, 2002, by and among OLP THEATRES LLC, a Delaware limited liability company having an office at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021, Attention: Jeffrey Fishman ("OLP" or "Manager"); GREENWOOD PROPERTIES, CORP., a Delaware corporation, having an address at 1251 Avenue of the Americas, 9th Floor, New York, New York 10020,
Attention: Benjamin Young ("Greenwood"); and MTC INVESTORS LLC, a Delaware limited liability company having an address at c/o Mall Properties Inc., 654 Madison Avenue, New York, New York 10021 ("MTC"; OLP, Greenwood and MTC being sometimes individually referred to herein as a "Member" and collectively as the "Members").

                               W I T N E S S E T H :
                               ---------------------

         WHEREAS, the OLP and Greenwood entered into a certain Operating Agreement dated as of October 31, 2001 (the "Agreement") in respect of OLP Holdings, LLC, a Delaware limited liability company (the "Company");

         WHEREAS, simultaneously herewith OLP has transferred and assigned a 25% membership interest (the "Interest") in the Company to MTC and MTC has paid OLP $3,275,000 for the Interest; and

         WHEREAS, the Members now wish to amend certain of the terms and conditions of the Agreement as hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the parties hereto do hereby agree as follows:

         1. Name Change. The name of the Company, effective upon the date on which a certificate of amendment of the certificate of formation of the Company is filed with the State of Delaware, is changed to OLP Holdings, LLC.

         2. Additional Properties. Manager executed contracts of sale to acquire
(i) the property commonly known as the Regal Fairfield Commons 20, Beavercreek, Ohio and more particularly described on Exhibit A-1 attached hereto (the "Dayton Regal"), (ii) the property commonly known as the Regal Austell 22 Theatre, Austell, Georgia and more particularly described on Exhibit A-2 attached hereto (the "Atlanta Regal") and (iii) the property commonly known as the AMC Southlake Pavilion 24 Theatre, Morrow, Georgia as more particularly described on Exhibit A-3 attached hereto (the "Atlanta AMC"). Previously, the Company formed OLP Beavercreek, LLC, OLP Austell, LLC, and OLP Southlake, LLC, each Delaware limited liability companies, as Additional Subsidiaries. The Members hereby ratify the execution of such contracts and consent to such proposed acquisitions. The closings of the acquisitions of the Regal Dayton, the Regal Atlanta and the AMC Atlanta are expected to take place over the next several weeks and simultaneously with each such acquisition, the property then acquired shall become an "Additional Property".

         3. Additional Member. Greenwood hereby consents to the assignment of the Interest by OLP to MTC and MTC becoming a Member of the Company. Such assignment shall take place contemporaneously herewith. Exhibit B to the Agreement is hereby deleted and replaced in its entirety by Exhibit B attached hereto. The term "Members" as used herein and in the Agreement shall hereafter be deemed to refer to OLP, Greenwood and MTC as appropriate.

         4. Capital Contributions and Accounts. A. Immediately prior to the acquisition of each property as set forth in Paragraph 2 above, the Members agree to make Additional Advances, in accordance with Section 3.5 of the Agreement, to the Company pro-rata based on their respective Percentage Interest in the Company in such amounts as the Manager shall reasonably determine to cover the purchase price of each property, the expected closing costs and expected closing adjustments. The Capital Accounts of the Members shall be adjusted following each such contribution.

                  B. As of the date hereof, the Capital Account of MTC will be $3,275,000 (i.e. the purchase price of the Interest it is acquiring from OLP) and OLP's capital account shall be reduced by 50% of its balance immediately prior to the effectiveness of the sale to MTC.

         5. Notices. Exhibit C to the Agreement is hereby deleted and replaced in its entirety by Exhibit C attached hereto.


         6. Control Provisions. Section 5.4 of the Agreement is hereby amended as follows:

                  A. The following parenthetical is added to Paragraph 5.4(i) of the Agreement after the word "Company" in the second line:

                  "(including without limitation the membership interests, shares or other evidence of equity interest in any Subsidiary or Additional Subsidiary)."

                  B.       Paragraph 5.4(vi) is hereby amended as follows:

                  (i) After the word "manager" appearing in the fourth line of Paragraph 5.4(vi), the following text is inserted:

                  "in which case Greenwood shall be entitled to terminate such management agreement without the consent of the other Members"

                  (ii) Immediately following the comma after the word "agreement" in the fourth line, the following is added to Paragraph 5.4(vi):

                  "renew any management agreement (including the agreement with Majestic referenced in Section 5.1),"

                  (iii) After the word "assets" appearing in the last line of Paragraph 5.4(vi), the following text is inserted:

                  ",provided, however that either of Greenwood or OLP may elect not to renew any property management agreement at the expiration of its term without the consent of the other Members;"


                  C. The phrase "outside the scope of the purpose of the Company" is hereby deleted from
Paragraph 5.4(xii) of the Agreement.

                  D.       The following Paragraph 5.4(xxv) is added to the
Agreement:

                  "(xxv) approve any change in excess of fifteen percent (15%) to the budget of the Property or any Additional Property."

         7. Non-Competition Provisions. A. The last sentence of Paragraph 5.6(a) of the Agreement is hereby deleted and replaced by the following:

                  Except as specifically referred to in Paragraph 5.6(b) below, neither (i) Manager nor any Member shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character which, if presented to the Company could be taken by the Company, and (ii) Manager or any Member, as applicable, shall have the right to take for his own account (individually, jointly or as trustees), or to recommend to others including Affiliates any such particular investment opportunity.

                  B. Paragraph 5.6(b) of the Agreement is hereby deleted in its entirety and replaced by the following:

                  1. Notwithstanding the foregoing paragraph (a), no Member nor any Affiliate of a Member, directly or indirectly, shall engage in (i) the acquisition, leasing, operation, management, syndication or brokerage of one or more existing movie theatres; (ii) the development of a new movie theatre within the same Film Zone (as herein after defined) as the Property or any Additional Property without the prior written consent of all of the other Members; or (iii) development of one or more new movie theatres outside the same Film Zone as the Property or any Additional Property, independently or with others, including, but not limited to, the ownership, leasing, operation, management, syndication, brokerage and development of new movie theatres (competing or non-competing with the Property or any Additional Property); without in the case of
                  (i) or (iii) above first offering by written notice such potential transaction to the Company. If the other Members do not vote for the Company to accept such offer within thirty
                  (30) days of receipt thereof, the offering Member or its Affiliate shall be free for a period of six (6) months after such 30-day period to pursue such transaction on terms substantially similar to those presented to the Company. If such transaction is not consummated within such 6-month period, or the terms offered to third parties are not substantially similar to those presented to the Company, the offering Member or such Affiliate shall be obliged to re-present the offered transaction to the other Member in accordance with the provisions of this paragraph.

                  2. Notwithstanding the foregoing, the following are excepted from the restrictions set forth in Paragraph 5.6(b)1 above,

                           A. Members and their Affiliates shall be permitted
                  (without the consent of the other Members or the Company and without offering to allow the other Members or the Company to participate) directly or indirectly to own, develop, finance, lease, operate, manage, broker and/or syndicate movie theatres existing on the date hereof and currently owned by any Member or its Affiliates and listed on Exhibit D attached hereto (the "Existing Theatres").

                           B. Members and their Affiliates shall be permitted
                  (without the consent of the other Members or the Company and without offering to allow the other Members or the Company to participate) directly or indirectly to develop one or more new movie theatres and then to finance, lease, operate, manage, broker and/or syndicate new movie theatres on parcels of land or property currently owned by any Member or its Affiliates and listed on Exhibit E attached hereto (individually an "Existing Property", collectively "Existing Properties") provided that with respect to each such Existing Property the gross leaseable area of the new or to be developed movie theatre is no more than 20% of the gross leaseable area of all improvements (excluding parking structures) on such Existing Property.

                           C. Members and their Affiliates shall be permitted
                  (without the consent of the other Members or the Company and without offering to allow the other Members or the Company to participate) directly or indirectly to acquire and/or develop one or more existing or to be developed commercial real estate developments or projects (each a "New Commercial Development") which include an existing movie theatre or a movie theatre to be built and then to own, develop, finance, lease, operate, manage, broker and/or syndicate such movie theatre provided that (x) the gross leaseable area of the existing or to be developed or expanded movie theatre is no more than 20% of the gross leaseable area of all improvements (excluding parking structures) at any such New Commercial Development and (y) no such New Commercial Development shall be within the same Film Zone as the Property or any Additional Property.

                           D. The Members acknowledge that: (i) BRT Realty Trust
                  and certain of its Affiliates (collectively, "BRT") together constitute the largest shareholder of Entertainment Properties Trust ("EPR"); (ii) BRT is an Affiliate of OLP; (iii) EPR is a real estate investment trust primarily engaged in the ownership of movie theatres. Accordingly, the Members agree that none of the following shall be prohibited or subject to the restrictions of this Paragraph 5.6(b): (a) any additional investment of BRT or an Affiliate in EPR, (b) any sale of all or any portion of BRT's interest in EPR, (c) any purchase, sale or development of one or more movie theatres by EPR or an Affiliate, or (d) any exchange or similar transaction by BRT with EPR whereby BRT exchanges some or all of its shares in EPR for interests in one or more movie theatres; provided however, that no such movie theatre(s) shall be in the same Film Zone as the Property or any Additional Property. For purposes of this Agreement, "Film Zone" shall mean a ten (10) mile radius from any Property or any Additional Property.

                  3. Notwithstanding anything to the contrary set forth herein, OLP agrees on behalf of itself and its Affiliates to present prospective theatre transactions first to the Company and only upon rejection thereof by the Members (excluding OLP) to show same to EPR.

                  4. The Members agree that the restrictions set forth in this Paragraph 5.6(b) shall be of no further force or effect after such time as the Company (including the Subsidiary or any Additional Subsidiary) has not purchased a movie theatre for the preceding eighteen (18) months.

         8. Alienation Restrictions. The following is inserted following the "(i)" in the first line of Paragraph 7.4(e) of the Agreement:

                  "except as otherwise permitted by Paragraph 7.3(a) above,".

         9. Certain Fees. The last sentence of Paragraph 5.1 of the Agreement shall be deleted and replaced by the following three sentences:

                  "The management agreement with Majestic shall provide that Majestic shall be entitled to sales, leasing and financing commissions at a rate equal to 80% of the commissions reasonably determined by Manager as being charged by third parties in the location of the Property or the relevant Additional Property, as the case may be. In addition, the Members agree that upon the acquisition of any Additional Property, the Company shall pay to OLP a fee equal to 0.50% of the acquisition price of any Additional Properties (specifically excluding the Property but including the Dayton Regal, the Atlanta Regal and Atlanta AMC) that are acquired by an Additional Subsidiary following the date hereof."

         10.      Financial Statements.  The introductory clause of Paragraph
10.4 of the Agreement shall be deleted and replaced by the following:

                  "Manager shall cause to be prepared and furnished to each Member the following financial statements, which (i) in the case of (a),(b),(c), (e) and (f) below shall be distributed as soon as reasonably practical, but in no event later than ninety (90) days after the close of each fiscal year of the Company except as otherwise noted therein or (ii) in respect of (d) below shall be distributed no later than the fifteenth
                  (15th) day of the month following the month which the report covers:".

         11. Required Approval. A. Paragraph 1.17 of the Agreement is hereby deleted in its entirety and replaced by the following:

                  "'Required Approval' shall mean (i) the approval of Members holding 75% of the membership interests in the Company in the event there are three (3) or more Members or (ii) the approval of all Members if there are not at least three (3) Members."

                  B. Paragraph 5.4(xv) is hereby deleted and replaced in its entirety by the following:

                  "purchase or lease, including capital leases, any assets (including an Additional Property), either movable or immovable, in excess of, in one single transaction or in a series of related transactions, an annual aggregate amount equivalent to $25,000, or cause or permit the Subsidiary or any Additional Subsidiary to do any of the foregoing with respect to itself or its assets; provided, that solely in the case of the proposed acquisition of an Additional Property by the Company, the Subsidiary or by an Additional Subsidiary, the approval of all Members shall be required; and provided, further that (i) in the event that one or more Members shall fail to approve of the acquisition of a prospective Additional Property (a "Disapproved Property"), the other Member(s) (individually or jointly or through an Affiliate, provided it is not by the Company, the Subsidiary or any Additional Subsidiary) shall be permitted to acquire such Disapproved Property (so long as it is not in the same Film Zone as the Property or any Additional Property) and the conditions set forth in Paragraph 5.6(b)(1) shall be deemed to have been satisfied with respect to such Disapproved Property and (ii) in the event that one or more Members shall fail to approve of the acquisition of an Additional Property, such Member(s) shall not, within one (1) year from the date of such disapproval, acquire such Disapproved Property (itself or through its Affiliates, alone or with other investors) without the consent of the other Members who originally voted to approve the acquisition of such Disapproved Property."


         12. Miscellaneous Reference Changes. A. The reference to "Delaware" appearing in the 5th line of the Recitals is hereby deleted and replaced by "New York".

                  B. The reference to "Greenwood" in Paragraph 2.2 of the Agreement is hereby deleted and replaced by "the Members."

                  C. The last line of Paragraph 3.6(a) is hereby deleted and replaced by the following:

                  "Greenwood shall be revised to be 62.8% and 37.2% respectively."

                  D. The second parenthetical in Paragraph 6.1 of the Agreement is hereby deleted and replaced by the following:

                  "(subject, however, to the rights of all Members to participate in the determination of the decisions described in
                  Section 5.4)."

                  E. Paragraph 13.12 of the Agreement is hereby deleted in its entirety and replaced by the following:

                  "The Members acknowledge that OLP has informed them that OLP is a "qualified REIT subsidiary" within the meaning of the Code. The Members further acknowledge that OLP as Manager of the Company shall manage the Company in a manner that will be intended not to adversely affect OLP's qualification as a qualified REIT subsidiary and the Members agree to cooperate in connection therewith."

         14.      Amendments. The following is inserted at the end of Paragraph
13.3 of the Agreement:

                  "Any provision of this Agreement may be amended or modified if, and only if, such amendment or modification is in writing and has Required Approval; provided however, that this Agreement may not be amended or modified so as to (i) reduce any Member's share of the Company's distributions, income or gains, increase any Member's share of the Company's losses, or increase the obligations of any Member if such reduction or increase would have an adverse or non-proportionate affect on such Member, in each case without the consent of each Member to be adversely affected by the amendment or modification,
                  (ii) otherwise reduce or change the rights granted to any Member with respect to Article VII, in each case without the consent of each Member to be adversely affected by the amendment or modification, or (iii) change the provisions of
                  Article XII or Paragraphs 5.4(xv) or 5.6."

         15. Miscellaneous. Except as specifically modified hereby, the Agreement is and remains in full force and effect.



         IN WITNESS WHEREOF, the Members have hereunto executed this First Amendment to Operating Agreement as of the day and year first above written.

                                    OLP THEATRES LLC


                                    by:___________________
                                       Mark H. Lundy
                                       Vice President of the Manager

                                    GREENWOOD PROPERTIES, CORP.


                                    by:___________________
                                       Benjamin J. Young
                                       Vice President


                                       MTC INVESTORS LLC


                                       by:___________________
                                          Morton L. Olshan
                                          Manager




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                                   EXHIBIT A-1

                      Legal Description of the Dayton Regal
                      -------------------------------------


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                                   EXHIBIT A-2

                     Legal Description of the Atlanta Regal
                     --------------------------------------


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                                   EXHIBIT A-3

                      Legal Description of the Atlanta AMC
                      ------------------------------------

                                    EXHIBIT B

                      Percentage Interests of the Members.
                      ------------------------------------


                                                           Percentage
                                                         Interest in the
Members:                                                    Company:
--------                                                    --------

OLP Theatres LLC                                              25%


Greenwood Properties, Corp.                                   50%


MTC Investors LLC                                             25%






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                                    EXHIBIT C

                              Addresses for Notice



Notices should be addressed as follows:

         if to OLP:              OLP Theatres LLC
                                 60 Cutter Mill Road, Suite 303
                                 Great Neck, New York 11021
                                 attn: Jeffrey Fishman, President of the Manager

         with a copy to:         Mark H. Lundy
                                 Vice President of the Manager
                                 OLP Theatres LLC
                                 60 Cutter Mill Road, Suite 303
                                 Great Neck, New York 11021

         if to Greenwood         Greenwood Properties, Corp.
                                 c/o Deutsche Banc Alex. Brown Inc.
                                 Real Estate Private Equity Group
                                 1251 Avenue of the Americas, 9th Floor
                                 New York, New York 10020
                                 attn: Benjamin J. Young, Director

         with a copy to:         Laura G. Ciabarra, Esq.
                                 Cleary, Gottlieb, Steen & Hamilton
                                 One Liberty Plaza
                                 New York, New York 10006


         if to MTC:              MTC Investors LLC
                                 c/o Mall Properties Inc.
                                 654 Madison Avenue
                                 New York, New York 10021
                                 attn: Morton L. Olshan

         with a copy to:         Lewis M. Schwartz, Esq.
                                 Sonnenschein, Nath & Rosenthal
                                 1221 Avenue of the Americas
                                 24th Floor
                                 New York, New York 10020